UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024 (October 29, 2024)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2024 (the “Closing Date”), Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”) consummated a public offering (the “Offering”) of an aggregate of (i) 395,574 shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), and 2,555,246 pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,555,246 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) 2,950,820 Common Stock purchase warrants (“Common Warrants”) to purchase up to 2,950,820 shares of Common Stock (the “Common Warrant Shares”). Each share of Common Stock, or a Pre-Funded Warrant in lieu thereof, was sold together with an accompanying Common Warrant to purchase one share of Common Stock.

The public offering price for each share of Common Stock and one accompanying Common Warrant was $1.525. The public offering price of each Pre-Funded Warrant and one accompanying Common Warrant was $1.524, which equals the price at which one share of Common Stock and accompanying Common Warrant was sold to the public in this offering, minus $0.001. The exercise price of each Pre-Funded Warrant is $0.001 per share. Each Common Warrant offered in the Offering is exercisable for one share of Common Stock and has an initial exercise price equal to $1.40.

The Company received aggregate gross proceeds from the Offering of approximately $4.5 million, before deducting placement agents’ fees and other offering expenses. The Company intends to use the proceeds of the Offering primarily to fund IND-enabling and Phase I and II clinical trials of its product candidates, including $2.3 million in payments that will be owed to Theradex Systems, Inc., the clinical research organization supporting the Company’s Phase II clinical trials for radiation sensitizer Ropidoxuridine.

The Securities Offered

Each Pre-Funded Warrant is immediately exercisable for one Pre-Funded Warrant Share at an exercise price of $0.001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $1.40 per share, is immediately exercisable for one Common Warrant Share and expires five years from its issuance date.

The Shares, Pre-Funded Warrants and accompanying Common Warrants were issued separately.

The exercise price of the Common Warrants and the Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

The Common Warrants may be exercised on a cashless basis if at any time after the six-month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus is available for, the resale of the Common Warrant Shares. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder of the Common Warrants and the Pre-Funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrants or Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Common Warrants or Pre-Funded Warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, Common Warrants, Common Warrant Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-282231, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that was declared effective on October 29, 2024.

The foregoing does not purport to be a complete description of each of the Common Warrants or the Pre-Funded Warrants and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

The Securities Purchase Agreement

In connection with the Offering, on October 29, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of sixty (60) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of one hundred and twenty (120) days after the Closing Date, subject to certain exceptions.

Pursuant to the Purchase Agreement, each of the Company’s executive officers, directors and stockholders beneficially owning 5% or more of the issued and outstanding shares of Common Stock entered into a lock-up agreement with the Placement Agents (as defined below) providing that each such person, for a period of sixty (60) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agents.

The Purchase Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company or the purchasers in the Offering, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Purchase Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on October 29, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) and Boustead Securities, LLC (“Boustead,” together with A.G.P. collectively referred to as the “Placement Agents”), pursuant to which the Placement Agents agreed to act as Placement Agents on a reasonable “best efforts” basis in connection with the Offering. The Company paid the Placement Agents an aggregate fee equal to 9.0% of the gross proceeds raised in the Offering, of which A.G.P. will receive 60% and Boustead will receive 40%. In addition, the Company has also agreed to reimburse the Placement Agents for legal expenses incurred by them in connection with the offering in an amount not to exceed $100,000 and up to $50,000 for certain reasonable non-accountable fees and expenses. In consideration of the services provided for under the Placement Agency Agreement, the Company has paid to the Placement Agents and/or their respective designees an up-front cash fee (the “Retainer Fee”) of $50,000 upon the engagement of the Placement Agents. The Retainer Fee has been applied against the Placement Agents’ accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)) that are payable by us in connection with the Offering).

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, other obligations of the parties and termination provisions.

The foregoing does not purport to be a complete description of the Placement Agency Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release announcing the pricing of the Offering on October 29, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

As of the date of this Form 8-K, after the closing of the Offering and assuming no exercise of the Pre-Funded Warrants or Common Warrants, there are 3,341,673 shares of Common Stock outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of October 29, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc. and A.G.P./Alliance Global Partners and Boustead Securities, LLC, as placement agents.
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated October 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: October 31, 2024

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer